UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2014

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on March 10, 2014, DDR Corp. (“DDR”) signed a letter of intent to sell its 50% ownership interest in Sonae Sierra Brazil B.V., S.à r.l. (“SSB”), a company having its corporate seat at Amsterdam, the Netherlands, to Alexander Otto and his affiliates. On April 28, 2014, affiliates of DDR (the “Sellers”) entered into a Share Purchase Agreement (the “Agreement”) with Mr. Otto and certain of his affiliates (the “Purchasers”). Pursuant to the Agreement, the Sellers agreed to sell their 50% ownership interest in SSB to the Purchasers for approximately $343.6 million, which interest represents DDR’s entire investment in Brazil. SSB’s primary assets include an approximately 66% indirect ownership interest in Sonae Sierra Brasil, S.A., a publicly traded company in Brazil, and an indirect interest in the Parque Dom Pedro shopping center. The Agreement contains terms and conditions that are customary for transactions of this type. The sale transaction contemplated in the Agreement was consummated on April 28, 2014.

DDR and Mr. Otto are parties to an Investor Rights Agreement, dated May 11, 2009 (the “Investor Rights Agreement”), pursuant to which Mr. Otto has a right to nominate up to two individuals for election to DDR’s Board of Directors depending on his family’s level of ownership of DDR. In accordance with the Investor Rights Agreement, Dr. Volker Kraft and Dr. Thomas Finne have been proposed by Mr. Otto and subsequently nominated and elected to DDR’s Board of Directors annually since 2009. Furthermore, Dr. Finne is a Managing Director of the entities affiliated with Mr. Otto that agreed to purchase a portion of the Company’s ownership interest in SSB.

The unaudited pro forma condensed consolidated financial information of DDR giving effect to the sale of DDR’s interest in SSB, together with the related notes thereto, is attached hereto as Exhibit 99.1.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference:

•	Unaudited pro forma condensed consolidated balance sheet at December 31, 2013

•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013

(d) Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of April 28, 2014, among Alexander Otto, AROSA Vermögensverwaltungsgesellschaft m.b.H. and CURA Beteiligungsgesellschaft Brasilien m.b.H., and DDR Luxembourg, S.à r.l. and DDR Luxembourg II, S.à r.l.*

99.1	Unaudited Pro Forma Financial Statements of DDR

*	Certain immaterial schedules and exhibits to this exhibit have been omitted pursuant to the provisions of Regulation S-K, Item 601(b)(2). A copy of any of the omitted schedules and exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ Christa A. Vesy
Name:	Christa A. Vesy
Title:	Executive Vice President and Chief Accounting Officer

Date: May 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of April 28, 2014, among Alexander Otto, AROSA Vermögensverwaltungsgesellschaft m.b.H. and CURA Beteiligungsgesellschaft Brasilien m.b.H., and DDR Luxembourg, S.à r.l. and DDR Luxembourg II, S.à r.l.*

99.1	Unaudited Pro Forma Financial Statements of DDR

*	Certain immaterial schedules and exhibits to this exhibit have been omitted pursuant to the provisions of Regulation S-K, Item 601(b)(2). A copy of any of the omitted schedules and exhibits will be furnished to the Securities and Exchange Commission upon request.